EXHIBIT 99.1

JOINT FILING STATEMENT

Pursuant to Rule 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date:	December 2, 2008

/s/ GERALD J. FORD
Gerald J. Ford

ARC DIAMOND, LP

		By:	ARC Diamond GP, Inc.,
its general partner

			By:	/s/ GERALD J. FORD
			Name:	Gerald J. Ford
			Title:	President

DIAMOND A FINANCIAL, LP

		By:	Ford Diamond III Corporation,
its general partner

			By:	/s/ GERALD J. FORD
			Name:	Gerald J. Ford
			Title:	President

		By:	/s/ GERALD J. FORD
Gerald J. Ford,
its general partner